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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Name                           State of Incorporation    Other Names Used in Business
----------------------------   ----------------------    ----------------------------
Cleanwater Contracting, Inc.   California                None.